Exhibit 10.1

FINANCIAL CONSULTING SERVICES AGREEMENT

This Financial Consulting Service Agreement (the "Agreement") is entered into this 1st day of January, 2007 by and between Mega Pacific Capital Inc. ("Consultant"), and Domain Extremes Inc. ("Client"), a Nevada corporation, with reference to the following:

Preliminary Statement

A. Client desires to avail of the financial advisory service of Consultant to facilitate strategic financial planning, financial restructuring, fund raising, public listing and general financial matters and is therefore willing to engage Consultant upon the terms and conditions set forth herein. Consultant agrees to be engaged and retained by Client and upon the terms and conditions set forth herein.

B. NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become financial Consultant to Client and to render such advice, consultation, information, and services (Services) to the Directors and/or Officers of Client regarding general financial and business matters including, but not limited to:

a. Financial and business modeling particularly with reference to Internet;

b. Negotiations with strategic partners;

c. Fund raising;

d. Public listing of Client’s common shares;

2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for 12 months. The Agreement may be extended upon agreement by both parties. Either party may terminate this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to remedy such violation within five (5) days of written notification of such violation from the other party. Such termination shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation, including, without limitation, the obligation of Client to pay the nonrefundable consideration described in paragraph B.4. hereof.

3. Due Diligence. Client shall supply and deliver to Consultant all information relating to Client’s business as may be reasonably requested by Consultant to enable Consultant to make an assessment of Client's business prospects and provide the consulting services described in paragraph B.1. hereof.

4. Compensation and Fees. As consideration for Consultant entering into this Agreement, Client agrees to pay to Consultant a fee (Consultant Fee) of US$4,000 for the term hereof payable quarterly in advance. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee. Consultant Fee shall be non-refundable regardless of circumstances. Client shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with Services.

5. Representations, Warrants and Covenants. Client represents warrants and covenants to Consultant as follows:

a. The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by Client and its delivery to Consultant have been duly approved and authorized by Client's Board of Directors and no further authorization shall be required.

b. The business and operations of Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Client or its properties, assets, businesses or prospects.

6. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its employees and agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact upon Client's business or that there will be any specific result or improvement from Consultant’s efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by Client, shall not be, directly or indirectly, disclosed without the prior express written consent of Client, unless and until such information is otherwise known to the public generally.

7. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide Services to Client at any specific time, or in any specific place or manner.

8. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association or a similar organization in Hong Kong. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys' fees and costs in connection all appeals of any judgment.

9. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) registered mail, postage prepaid; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by registered mail, postage prepaid, addressed as shown below or such other address and facsimile number as shall have last been furnished by like notice.

10. Additional Provisions. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Preliminary Statement. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

Domain Extremes Inc.

Signature: ___________________

Name: ______________________

Title: _______________________

Business Address: 603, Chung Sheung Building, 9 Queen Victoria Street, Hong Kong

Mega Pacific Capital Inc.

Signature: ___________________

Name: Stephen Tang

Title: Director

Business Address: 5th Floor, 168 Queen’s Road Central, Hong Kong

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